EXHIBIT 4.2

AEGLEA BIOTHERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

March 10, 2015

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TABLE OF CONTENTS

(CONTINUED)

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AEGLEA BIOTHERPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (the “Agreement”) is entered into as of this 10th day of March 2015, by and among Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”), and each holder of the Company’s Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”) and Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”, referred to herein collectively with the Series A Preferred Stock as the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Section 6.1 below, the “Investors”).

RECITALS

WHEREAS, immediately prior to entering into this Agreement, and as a condition to the closing of the transactions contemplated by the Purchase Agreement (as defined below), Aeglea BioTherapeutics Holdings, LLC, a Delaware limited liability company and predecessor in interest of the Company (the “LLC Predecessor”), has converted from a Delaware limited liability company to a Delaware “C” corporation (the “Conversion”) in accordance with Section 265 of the General Corporation Law of the State of Delaware and pursuant to a Plan of Conversion adopted by the LLC Predecessor and its members dated on or about the date hereof (the “Plan”);

WHEREAS, in connection with and as a result of the Conversion, the membership interests held by members of the LLC Predecessor converted into shares of the Company’s capital stock, including shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and shares of the Series A Preferred Stock, as more specifically set forth in the Plan, and the members of the LLC Predecessor became stockholders of the Company;

WHEREAS, certain of the Investors (the “Existing Investors”) were granted certain rights under an Investor Rights Agreement dated December 24, 2013, by and among the LLC Predecessor and the Investors (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) providing for the sale and purchase of shares of the Series B Preferred Stock;

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company as the successor corporation to the LLC Predecessor and the Investors desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and the Investors party hereto agree to amend and restate the Prior Agreement in its entirety and to agree as follows.

Section 1.

DEFINITIONS

1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning specified in the Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

Section 2.

RESTRICTIONS ON TRANSFER

2.1. Restrictive Legend. Each certificate representing (a) the shares of Preferred Stock, (b) shares of Common Stock issued upon conversion of the Preferred Stock, and (c) any other securities issued in respect of the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any share split, share dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.2 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THEINVESTOR RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Each Investor consents to the Company’s making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock issued upon conversion of the Preferred Stock in order to implement the restrictions on transfer established in this Section 2. Such legend shall be removed by the Company from any certificate at such time as the holder of the shares represented by the certificate satisfies the requirements of Rule 144(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), provided that Rule 144(b)(1) as then in effect does not differ substantially from Rule 144(b)(1) as in effect as of the date of this Agreement, and provided further that the Company has received from the Holder a written representation that (a) such Investor is not an affiliate of the Company and has not been an affiliate during the preceding three months, (b) such Investor has beneficially owned the shares represented by the certificate for a period of at least one year, (c) such Investor otherwise satisfies the requirements of Rule 144(b)(1) as then in effect with respect to such shares, and (d) such Investor will submit the certificate for any such shares to the Company for reapplication of the legend at such time as the holder becomes an affiliate of the Company or otherwise ceases to satisfy the requirements of Rule 144(b)(1) as then in effect. Notwithstanding anything to the contrary contained herein, for purposes of the foregoing sentence, the term “affiliate” means an “affiliate” as such term is defined under Rule 144.

2.2. Notice of Proposed Transfers. The holder of each certificate representing Preferred Stock or Common Stock issued upon conversion of the Preferred Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.2. Prior to any proposed sale, assignment, transfer or pledge of any Preferred Stock or the Common Stock issued upon conversion of the Preferred Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Preferred Stock or the Common Stock issued upon conversion of the Preferred Stock may be effected without registration under the Securities Act. Each certificate evidencing the Preferred Stock or the Common Stock issued upon conversion of the Preferred Stock transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary for a transfer by a Holder (as defined in Section 3.1(c) below) to an Affiliate of such Holder, provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any current or former limited partner, general partner, managing member, manager, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

Section 3.

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Section 3 with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement between the Company and the Holders with respect to registration rights for the Company’s securities.

3.1. Certain Definitions. As used in this Section 3, the following terms shall have the following meanings.

(a) “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company.

(b) The terms “register”, “registered” and “registration” refer to a registration effected by filing with the Securities and Exchange Commission (the “SEC’) a registration statement (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(c) The term “Registrable Securities” means (i) Common Stock issued or issuable upon conversion of the Preferred Stock held (or issuable upon the conversion or exercise of any warrant, right or other security) by Investors or any transferee as permitted by Section 3.8 hereof, (ii) shares of Common Stock otherwise owned or held by Major Holders (as defined below) as of the date hereof, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such above-described securities; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 3.14 hereof.

(d) The term “Holder” (collectively, “Holders”) means each Investor and any transferee, as permitted by Section 3.8 hereof, holding Registrable Securities, securities exercisable for or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(e) The term “Major Holder” (collectively, “Major Holders”) means each Investor and any transferee, as permitted by Section 3.8 hereof, holding at least 1,000,000 shares of Registrable Securities (as adjusted for splits, dividends, recapitalizations, combinations and other similar events).

(f) The term “Initiating Holders” means the Holders holding at least 62% of the shares of Series B Preferred Stock then outstanding at the time of any request for registration made pursuant to Section 3.2 of this Agreement.

3.2. Demand Registration.

(a) Demand for Registration. If the Company shall receive from Initiating Holders a written demand that the Company effect any registration (a “Demand Registration”) of at least a majority of the Registrable Securities held by such Initiating Holders then outstanding (other than a registration on Form S-3 or any related form of registration statement, such a request being provided for under Section 3.9 hereof), the Company will:

(i) promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

(ii) use its best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within 15 days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.2:

(A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) after the Company has effected two (2) such registrations pursuant to this Section 3.2, and the sales of the shares of Common Stock under such registration have closed;

(C) if the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Company’s Board of Directors (the “Board”) it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period or periods of not more than 90 days within which to file such Registration Statement; provided, however, that the Company shall not use this right to delay the filing for more than 90 days in the aggregate in any 12-month period; or

(D) prior to the earlier of (1) March 10, 2019, or (2) the date six (6) months after the effective date of the initial public offering of the Company’s securities.

(b) Underwriting. If reasonably required to maintain an orderly market in the Common Stock, the Holders shall distribute the Registrable Securities covered by their demand by means of an underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 3.2, including the identity of the managing underwriter as determined by the holders of at least 62% of the shares of Registrable Securities held by such Initiating Holders, and the Company shall include such information in the written notice referred to in Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall, together with all Holders of shares proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Initiating Holders holding at least 62% of the shares of Preferred Stock held by Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

3.3. Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration pursuant to Section 3.2 or 3.9 hereof, the Company will:

(i) promptly (but in any event within 10 days) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 3.3(b) below.

Such Registrable Securities shall only be included to the extent that inclusion will not diminish the number of securities included by the Company.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section 3.3. The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: (i) first, shares, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 3.3, requested to be included in such registration by stockholders shall be excluded, and (ii) second, if a limitation on the number of shares still is required, securities other than Registrable Securities that have contractual rights with respect to registration shall be excluded, and (iii) third, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be allocated among the Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by each such Holder at the time of filing the Registration Statement; provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Holders may not be so reduced to less than 25% of the total value of all securities included in such registration except in the Company’s IPO (as defined below). For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership, limited liability company or corporation shall also include any Registrable Securities held by the partners, retired partners, members, stockholders or affiliated entities of such holder, or the estates and family members of any such partners, retired partners, members and any trusts for the benefit of any of the foregoing Persons, and such holder and other Persons shall be deemed to be a single “selling holder,” and any pro rata reduction with respect to such “selling holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling holder,” as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Except as specifically set forth herein, nothing in this Section 3.3(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

3.4. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Sections 3.2, 3.3 and 3.9, including without limitation all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company (and if (a) the participating Holders request representation by a separate special counsel for the participating Holders, the reasonable fees and disbursements of one such counsel, not to exceed $50,000, or, (b) in the case of any public offering or the IPO, the Major Holders request representation by a separate special counsel for the participating Major Holders, the reasonable fees and disbursements of one such counsel, not to exceed $100,000) expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay share transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities; and provided, further, that the Company shall not be required to pay for any expenses of any registration pursuant to Section 3.9 if the Company has effected two (2) registrations pursuant to Section 3.9 in the preceding twelve (12) months and paid the expenses thereof, in which event the Holders of Registrable Securities to be registered shall bear all such expenses pro rata on the basis of Registrable Securities to be registered. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of the Registrable Securities to have been registered, in which event the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 3.2.

3.5. Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 90 days or until the Holder or Holders have completed the distribution relating thereto;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in paragraph (a) above;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its reasonable efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) use its reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Capital Stock of the Company are then listed;

(h) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(i) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities; and

(j) permit any Holder which Holder, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling Person of the Company, to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

3.6. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, managers, partners, members and agents, and each Person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 3, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, manager, officer, partner, member agent and controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Section 3, does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each Person controlling the Company, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, managers, partners, members and agents and each Person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, manager, partner, member and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court) shall be limited to the proportion of any such claim, loss, damage or liability that is equal to the proportion that the public offering price of the shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 3.6(b).

(c) Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.6; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion (without prejudice as to the Company’s right to contributions from any other responsible parties); provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court); and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The indemnities provided in this Section 3.6 shall survive the transfer of any Registrable Securities by such Holder.

3.7. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

3.8. Transfer and Assignment of Rights. The rights contained in Section 3 hereof may be assigned or otherwise conveyed to transferees or assignees of Registrable Securities, who shall be considered a “Holder” for purposes hereof, provided that (i) such transfer is effected in compliance with Section 2.2 hereof, (ii) such transferee (A) is an Affiliate or current or retired principal, manager or officer of the transferor of such Registrable Securities or (B) acquires at least 100,000 shares of the transferor’s Registrable Securities (as adjusted for splits, dividends, recapitalizations, combinations and other similar events), provided that such transferee is not a Person whom the Company reasonably believes is a competitor of the Company (it being understood that Affiliates of Lilly Ventures Fund I, LLC (“ LV”) and Novartis Bioventures Ltd (“NBV”) shall not be deemed competitors for purposes of this Agreement), and (iii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement. The rights contained in Sections 4 and 5 hereof may be assigned or otherwise conveyed by a party to this

Agreement to transferees or assignees of shares of Preferred Stock or Common Stock issued upon conversion of shares of Preferred Stock, who shall be considered a “Holder” for purposes hereof, provided that (i) such transfer is effected in compliance with Section 2.2 hereof, (ii) such transferee is an Affiliate or current or retired principal, manager or officer of the transferor of such Registrable Securities, provided that such transferee is not a Person whom the Company reasonably believes is a competitor of the Company, and (iii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement. For the avoidance of doubt, the transfer or assignment of rights pursuant to this Section 3.8 shall not affect the transferor’s rights under this Agreement with respect to the remaining shares of Registrable Securities held by such transferor, if any.

3.9. Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 (or any future form that is substantially equivalent to the current Form S-3) as soon as it is eligible. After the Company has qualified for the use of Form S-3, the Holders of at least twenty percent (20%) of the shares constituting the then-outstanding shares of Preferred Stock on an as-converted to Common Stock basis plus the then-outstanding Common Stock that were issued upon the conversion of shares of Preferred Stock previously held by such Holders shall have the right to request registrations on Form S-3 thereafter under this Section 3.9. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its diligent efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000. Notwithstanding the foregoing, nothing herein shall restrict, prohibit or limit in any way a Holder’s ability to exercise its registration rights under Sections 3.2 or 3.3 hereof. The Company shall have no obligation to take any action to effect any registration pursuant to this Section 3.9 for any of the reasons set forth in Section 3.2(a)(ii)(A) or (C) (which shall be deemed to apply to the obligations under this Section 3.9 with equal force). In addition, any registration pursuant to this Section 3.9 shall be subject to the provisions of Section 3.2(b), which shall be deemed to apply to the obligations under this Section 3.9 with equal force, except that any reference therein to Section 3.2 or a subsection thereof shall, for these purposes only, be deemed to be a reference to this Section 3.9.

3.10. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Major Holders holding at least 62% of the shares of Series B Preferred Stock then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) require the Company to effect a registration, or (b) include any securities in any registration filed under Section 3.2, 3.3 or 3.9 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

3.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its diligent efforts to:

(a) make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.13. “Market Stand-Off’ Agreement. Each Holder hereby agrees that during a period, not to exceed 180 days (or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 18 days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering), following the effective date of the initial, effective registration statement of the Company filed under the Securities Act (“IPO”), it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Capital Stock of the Company held by it at any time during such period except Capital Stock included in such registration; provided, however, that all “One Percent Stockholders” and all officers and directors of the Company enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 3.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 3.13 or that are necessary to give further effect thereto.

For purposes of this Agreement, the term “One Percent Stockholder” shall mean a stockholder of the Company who holds at least 1% of the outstanding Capital Stock of the Company (assuming conversion of all outstanding preferred securities of the Company).

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Capital Stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

3.14. Termination of Rights. The rights of any particular Holder under this Section 3 hereof shall terminate as to any Holder on the earlier of (a) the date that is five (5) years after the closing of a Qualified Public Offering or (b) the date on which such Holder ceases to hold Registrable Securities.

Section 4.

RIGHTS OF FIRST REFUSAL

4.1. Certain Definitions.

(a) The term “Eligible Holder” shall mean a Holder, as defined in Section 3.1(d).

(b) The term “New Securities” shall mean any Capital Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase Capital Stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for Capital Stock; provided that the term “New Securities” does not include: (i) 12,901,499 shares or options to purchase such number of shares, or a combination of both, of the Company’s Common Stock (as adjusted for any splits, dividends, combination or other reclassification), previously issued or to be issued to directors, officers, employees or consultants of the Company pursuant to plans or arrangements approved by the Board; (ii) Common Stock issued upon conversion of the Preferred Stock; (iii) securities issued pursuant to any dividend on, or split, combination or other reclassification by the Company of, the Preferred Stock; (iv) Common Stock issued in a Qualified Public Offering; (v) Capital Stock, or options, warrants or other securities convertible into or exercisable for Capital Stock of the Company, issued pursuant to leasing, financing or other lending arrangements approved by the Board, including the affirmative vote or consent of a majority of the Preferred Directors; (vi) Capital Stock, or options, warrants or other securities convertible into or exercisable for Capital Stock of the Company, issued pursuant to agreements with strategic partners of the Company or its Affiliates approved by the Board, including the affirmative vote or consent of a majority of the Preferred Directors; (vii) the issuance or sale of up to 821,471 shares of Series B Preferred Stock (as adjusted for share splits, share distributions, combinations and other reclassifications) to KBI Biopharma, Inc. (“KBI”) pursuant to the KBI MSA and (viii) shares of Series B Preferred Stock issued pursuant to the Purchase Agreement. “KBI MSA” means the Master Service Agreement by and between Aeglea Development, Inc., a Subsidiary of the Company, and KBI Biopharma, Inc. dated December 24, 2013, as may be amended from time to time.

(c) The term “Pro Rata Share” of an Eligible Holder means the ratio, (i) the numerator of which is the number of shares of Common Stock issuable upon conversion of the Preferred Stock held by such Eligible Holder, and the number of shares of Common Stock issued to such Eligible Holder upon the conversion of Preferred Stock previously held by such Eligible Holder, on the date of the Company’s written notice pursuant to Section 4.3 hereof, and (ii) the denominator of which is the number of shares of Common Stock of the Company outstanding, assuming for this purpose conversion or exercise of all securities convertible into or exercisable for Common Stock of the Company (including without limitation the Preferred Stock).

4.2. Right of First Refusal. The Company hereby grants to each Eligible Holder, subject to the terms and conditions specified in this Section 4, the right of first refusal to purchase, on the terms and conditions set forth in the Company’s notice pursuant to Section 4.3 hereof, up to its Pro Rata Share of all New Securities that the Company may, from time to time, propose to sell and issue.

4.3. Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Eligible Holder shall have 30 days from the date of any such notice to exercise its right of first refusal under Section 4.2 hereof for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

4.4. Company’s Right to Sell. The Company shall have 60 days after the 30-day period described in Section 4.3 hereof to sell all such New Securities respecting which the Eligible Holders’ rights of first refusal hereunder were not exercised, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold all such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities without first notifying the Eligible Holders in the manner provided herein.

4.5. Expiration of Right. The rights of first refusal granted under this Section 4 shall not apply to, and shall expire upon, a Qualified Public Offering.

Section 5.

COMPANY COVENANTS

The Company hereby covenants and agrees on behalf of itself and its Subsidiaries to the following.

5.1. Affirmative Covenants.

The Company hereby covenants and agrees as follows.

(a) Financial Statements and Information. The Company will keep books of account and prepare financial statements and will cause to be furnished to each Investor the following reports (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis), provided, however, that the Company shall not be obligated pursuant to this Section 5.1(a) to provide financial information to (x) any Investor, or its transferee, holding fewer than 2,000,000 shares of Preferred Stock (as adjusted for share splits, share distributions, combinations and other reclassifications) or (y) any Person whom the Company reasonably believes is a competitor of the Company.

(i) As soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year of the Company, the Company will furnish to each Investor preliminary, unaudited consolidated balance sheets of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and preliminary, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail.

(ii) As soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, the Company will furnish to each Investor (A) audited consolidated balance sheets of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail and accompanied by a report and opinion thereon by independent auditors selected by the Company’s Board, and (B) a copy of such auditors’ management letter prepared in connection therewith, if any, (as soon as such management letter is available, which may be greater than the aforesaid 150-day period).

(iii) As soon as practicable after the end of each quarter of the fiscal year, but in any event within thirty (30) days after the end of each such quarter, the Company will furnish to each Investor the unaudited consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such quarter, and its unaudited consolidated statements of income and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and except that such financial statements may not contain notes and will be subject to year-end adjustment.

(iv) As soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, the Company will furnish to each Investor the unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month and its unaudited statement of and cash flows for such month, indicating actual results versus the Company’s plan for such month, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, except that such financial statements may not contain notes and will be subject to year-end adjustment.

(v) As soon as practicable after the end of each quarter of the fiscal year, but in any event within thirty (30) days after the end of each such quarter, the Company will furnish to each Investor a report from the Company’s Chief Executive Officer describing the general progress of the Company and its Subsidiaries for such quarter, setting forth details on research, development, sales, marketing and other operating activities.

(vi) As soon as practicable, but in any event not less than thirty (30) days before the end of each fiscal year, the Company will furnish to each Investor an annual operating plan and budget for the next fiscal year, and, as soon as practicable after the adoption thereof by the Board before the beginning of such fiscal year, copies of any revisions to such annual operating plan and budget.

(vii) The Company will furnish to each Investor with reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any Subsidiary as such Investor may from time to time reasonably request.

(b) Inspection. The Company shall permit each Investor and its transferee(s) (provided such transfer is effected in compliance with Section 2.2 hereof), its attorney or its other representative to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management, employees and independent auditors all at such reasonable times and as often as such Investor or transferee may reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 5.1(b) to provide trade secrets or confidential information or to provide information to any Person whom the Company reasonably believes is a competitor of the Company; provided, further, that such Investor shall bear any costs or expenses of such investigations or inquiries.

(c) Payment of Taxes. The Company shall pay, and cause each Subsidiary to pay, and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

(d) Payment of Trade Debt. The Company shall pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms but not later than ninety (90) days from the due date, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(e) Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates. For so long any Preferred Director (as defined in the Company’s Certificate of Incorporation) is serving on the Board, the Company shall maintain a Directors and Officers liability insurance policy in an amount and on terms satisfactory to the Board, including a majority of the Preferred Directors.

(f) Intellectual Property. The Company shall secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or used by it to the extent necessary to the conduct of its business or the business of any Subsidiary.

(g) Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

(h) Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(i) Maintenance of Properties. The Company shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(j) Regulatory Compliance.

(i) The Company shall comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans, or employee contribution plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to the Internal Revenue Code of 1986, as amended (the “Code”), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan; provided further that neither the Company nor any Subsidiary will permit any event or condition to exist that would permit any such plan to be terminated under circumstances that would cause any material lien provided for in section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

(ii) The Company shall maintain, and cause each Subsidiary to maintain, such permits, licenses, franchises, authorizations and clearances (“Permits”) of governmental or regulatory authorities, including, without limitation, the Food and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services and/or any committee thereof, as are necessary to own, lease and operate its properties and to conduct its business as now conducted and as currently proposed to be conducted; the Company shall fulfill and perform, and cause each Subsidiary to fulfill and perform, all such material obligations with respect to the Permits; and the Company shall conduct or sponsor, and cause each Subsidiary to conduct or sponsor, feasibility, pre-clinical, clinical and other studies and tests in accordance with standard medical and scientific research procedures.

(k) Compliance with Environmental Laws. The Company shall comply, and cause each Subsidiary to comply, with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, and the Company shall maintain, and cause each Subsidiary to maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company or any subsidiary to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

(l) Financings. The Company shall promptly, fully and in detail, inform the Board of any discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other Person, except for arrangements with trade creditors.

(m) Nondisclosure and Inventions Agreements. The Company shall require each officer, employee and consultant of the Company, and cause each Subsidiary to require each officer, employee and consultant of such Subsidiary, to enter into a Nondisclosure and Assignment of Inventions Agreement, in form and substance reasonably satisfactory to the Investors, prior to the commencement of such officer’s, employee’s or consultant’s employment or consulting relationship with the Company or Subsidiary, as applicable. The Company shall require, and cause each Subsidiary to require, all key employees to enter into non-competition and non-solicitation agreements covering a one year period following termination of employment in a form or forms approved by the Board, including a majority of the Preferred Directors.

(n) Use of Proceeds. The Company shall expend the proceeds from the sale of the Series B Preferred Stock for working capital and general corporate purposes and otherwise as determined by the Board from time to time.

(o) Quarterly Expense Reports. The Company shall provide to the Board, on no less than a quarterly basis, a detailed expense report from the Company’s Chief Executive Officer.

(p) Market Standoff Agreements. The Company will require all future purchasers of Capital Stock of the Company prior to the initial public offering of the Company’s securities to execute a market standoff agreement in which the holders agree, if so requested by the Company or any underwriter’s representative in connection with an initial public offering, not to sell or otherwise transfer any securities of the Company during a period of up to 180 days following the effective date of the registration statement.

(q) Material Change; Litigation. The officers of the Company will promptly advise the Investors and the Board of any material adverse change in the business or condition, financial or otherwise, of the Company and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, in the reasonable judgment or the officers of the Company after consultation with counsel, would result in a material adverse change. The Company will also promptly advise the Investors of the occurrence of any event that constitutes a material breach of any covenant contained herein.

(r) Preservation of Existence. The Company will preserve and maintain and, unless the Company reasonably deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdictions of its organization, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except when the failure to be so qualified would not have a material adverse effect on the Company or its Subsidiaries.

(s) Reservation of Shares of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all shares of Common Stock issuable upon such conversion.

5.2. Negative Covenants. Without first obtaining the approval from the Board, including a majority of the Preferred Directors, the Company will not, and will not permit any Subsidiary to:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity;

(b) make any loan or advance to any employee or director, except advances and similar expenditures in the ordinary course of business for travel or salary;

(c) hire, fire or change the compensation of any officer of the Company, including base salaries, bonus programs and equity grants or appoint or remove the Company’s Chief Executive Officer;

(d) approve any equity incentive plans or approve changes to any existing equity incentive plans or issue options with a different vesting schedule than that which has been approved by the Board as the standard vesting schedule;

(e) approve or materially modify the Company’s annual budget, business plan, financial plan or the standard operating procedures;

(f) enter into any employment agreement other than the Company’s standard “at will” employment agreement;

(g) amend the KBI MSA in a manner that impacts the equity compensation to be issued thereunder;

(h) take any of the actions listed under “Protective Provisions” in Section 3.3 of the Certificate of Incorporation; or

(i) effect any merger or consolidation among the Company and any of its Subsidiaries.

5.3. FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action pursuant to such laws. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.4. Right to Conduct Activities. The Company hereby agrees and acknowledges that each of LV and NBV (together with their respective Affiliates) is a professional investment fund, or a venture investment arm of its Affiliates, and as such invests in numerous portfolio companies and has Affiliates, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, none of the Investors shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor in any entity competitive with the Company or the activities of such Investor’s Affiliates, or (ii) actions taken by any partner, officer or other representative of the Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.5. Expiration of Covenants. The covenants set forth in this Section 5 shall expire and be of no further force or effect upon the effectiveness of a Qualified Public Offering. After such time, the Investors shall be entitled to receive such annual and quarterly reports as the Company shall distribute to its stockholders generally.

Section 6.

MISCELLANEOUS

6.1. Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series B Preferred Stock after the date hereof, whether to Additional Closing Purchasers (as defined in the Purchase Agreement) pursuant to the Purchase Agreement or to KBI pursuant to the KBI MSA, any such purchaser of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by KBI or any Additional Closing Purchaser, so long as KBI or such Additional Closing Purchaser has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Any joinder to this Agreement by additional purchasers of Series B Preferred Stock other than KBI or Additional Closing Purchasers shall require the approval of both LV and NBV for so long as each of LV and NBV and their Affiliates hold at least 5,000,000 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like.

6.2. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

6.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.4. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.5. Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Holder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Person’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Holder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6. Amendment and Waiver. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investors, or their transferees, holding at least 62% of the outstanding shares of Series B Preferred Stock, voting together as a single group (treated as if converted at the conversion rate then in effect and including, for such purposes, shares of Common Stock into which any Series B Preferred Stock shall have been converted that are held by an Investor); provided that any amendment, termination or waiver to the terms of Section 3 (or a defined term used therein) that occurs after the closing of the Qualified Public Offering shall instead require the written consent of the Company and Investors holding Registrable Securities representing at least 62% of the voting power of all Registrable Securities then held by all Investors. Furthermore, clause (x) of Section 5.1(a) of this Agreement shall not be amended to increase the minimum number of shares required to be held by an existing Investor or its transferee in order to receive the financial information described in Section 5.1(a) unless such amendment is approved by each existing Investor that would lose rights to such financial information as a result of such amendment. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Notwithstanding the foregoing provision, no such amendment or waiver shall reduce the aforesaid percentage of Preferred Stock and Common Stock issued upon conversion thereof, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of at least 75% of such Preferred Stock and Common Stock. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Company and each Investor and each transferee of the Registrable Securities. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors who have not previously consented thereto in writing.

6.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company, the Investors, or any transferees upon any breach, default or noncompliance of the Investors or any transferee or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company’s or the Investors’ part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investors, shall be cumulative and not alternative.

6.8. Notices, etc. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.8. If notice is given to the Company, it shall be sent to 815-A Brazos Street, #101, marked “Attention: Chief Executive Officer”; and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, 555 California Street, San Francisco, CA 94104, Attn: Effie Toshav and Matthew Rossiter.

6.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.10. Counterparts, Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page.]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

THE COMPANY	AEGLEA BIOTHERAPEUTICS, INC.

	By:	/s/ David G. Lowe
	Name:	David G. Lowe
	Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

LILLY VENTURES FUND 1 LLC		NOVARTIS BIOVENTURES LTD.

By:	/s/ S. Edward Torres	By:	/s/ H. S. Zivi
Name:	S. Edward Torres	Name:	H. S. Zivi
Title:	Managing Director	Title:	Deputy Chairman

		By:	/s/ Laurieann Chaikowsky
		Name:	Laurieann Chaikowsky
		Title:	Authorised Signatory

THE O’LEARY FAMILY INVESTMENT TRUST

By:		By:
Name:	Brendan M. O’Leary	Name:	Jonathan L. Sessler
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE BOARD OF REGENTS OF THE
UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Daniel H. Sharphorn
Daniel H. Sharphorn
Vice Chancellor and General Counsel

Approved by:

By:	/s/ Patricia D. Hurn
Patricia D. Hurn
Vice Chancellor for Research and Innovation

By:	/s/ Julie Goonewardene
Julie Goonewardene
Associate Vice Chancellor for Innovation
and Strategic Investment

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.
By:	VHCP Management II, LLC
Its:	General Partner

By:	/s/ signature illegible
Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS II, LLC
By:	VHCP Management II, LLC
Its:	Manager

By:	/s/ signature illegible
Authorized Signatory

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

JENNISON GLOBAL HEALTHCARE
MASTER FUND, LTD. (the “Fund”)

By:	Jennison Associates LLC, as the
Investment Manager of the Fund

By:	/s/ David Chan
Name:	David Chan
Title:	Managing Director of
Jennison Associates LLC

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

RA CAPITAL HEALTHCARE FUND, LP

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

ABG II-AEGLEA LIMITED

By:	/s/ Yeh Shan-ju
Name:	Yeh Shan-ju
Title:	Director

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER
FUND LP

By:	Rock Springs GP LLC

Its:	General Partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Managing Director
Rock Springs Capital
650 S. Exeter St., Suite 1070
Baltimore, MD 21202

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

COWEN AB INVESTMENT LLC

By:	/s/ Stephen Lasota
Name:	Stephen Lasota
Title:	Authorized Signatory

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS V, LP

By:	OrbiMed Capital GP V LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE O’LEARY FAMILY INVESTMENT TRUST
BRENDAN M. O’LEARY, TRUSTEE

By:	/s/ Brendan M. O’Leary
Name:	Brendan M. O’Leary
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

/s/ Jonathan L. Sessler
Jonathan L. Sessler

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

/s/ Mary S. Newman
Mary S. Newman

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

SELF-DIRECTED IRA SERVICES, INC., Custodian PBO: Charles York IRA # 201419166	SELF DIRECTED IRA SERVICES, INC. CUSTODIAN, FBO: CHARLES N. YORK II, IRA #201419166

/s/ signature illegible 3-6-2015	By:	/s/ Charles N. York II
Authorized Signature Date	Name:	Charles N. York II

CHARLES N. YORK II

	By:	/s/ Charles N. York II
	Name:	Charles N. York II

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

DAVID G. LOWE & ANN M. LOWE,
AS TRUSTEE OF THE LOWE
FAMILY TRUST DATED DECEMBER 11, 1991

By:	/s/ David G. Lowe
Name:	David G. Lowe
Title:	Trustee

By:	/s/ Ann M. Lowe
Name:	Ann M. Lowe
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

/s/ Joseph E. Tyler
Joseph E. Tyler

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

/s/ Kristin J. Hora Beach
Kristin J. Hora Beach

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

STEVEN T. WEBER

By:	/s/ Steven T. Weber
Name:	Steven T. Weber

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE SCOTT W. AND SUSAN D. ROWLINSON
JOINT TRUST AGREEMENT

By:	/s/ Scott W. Rowlinson
Name:	Scott W. Rowlinson
Title:	Trustee

By:	/s/ Susan D. Rowlinson
Name:	Susan D. Rowlinson
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

SUSAN ALTERS AND DANIEL ABRAMOVITCH JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP

By:	/s/ Susan Alters
Susan Alters

By:	/s/ Daniel Abramovitch
Daniel Abramovitch

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

ZUKE LLC

By:	/s/ Conor Richardson
Name:	Conor Richardson
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

/s/ Louis C. Bock
Louis C. Bock

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE FREUND/GRAIS REVOCABLE TRUST D/T/D MARCH 29, 2005
JOHN G. FREUND, TRUSTEE

By:	John G. Freund
Name:	John G. Freund
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

HORNBLOWER CAPITAL HOLDINGS, LLC

By:	/s/ Josiah Hornblower
Name:	Josiah Hornblower
Title:	Managing Member

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Hunter Family Trust, LLC	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Robert W. Horstman	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Robert W. Horstman
(Print/Type Signatory’s Name)

Title:	Trustee of Managing Member
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Stone Dock Investors	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Josiah Hornblower	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Josiah Hornblower
(Print/Type Signatory’s Name)

Title:	Managing Partner
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Sauder Property Company Ltd.	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ John Sauder	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	John Sauder
(Print/Type Signatory’s Name)

Title:	General Partner
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

WOODPECKER PHARMA HOLDINGS, LLC

By:	/s/ Eric Stein
Name:	Eric Stein
Title:	Managing Member

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

ATHON FAMILY INVESTMENTS, L.P.

By:	/s/ Merrell Athon
Name:	Merrell Athon
Title:	President of the General Partner

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Mark Plunkett
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Mark Plunkett
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Martin D. Cohen
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Martin D. Cohen
	(Sign Here)		(Sign Here)

Authorized Signatory’s
Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Kawaja Living Trust Dated June 30, 2008	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Christopher Kawaja, TTEE	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s
Name:	Christopher Kawaja
(Print/Type Signatory’s Name)

Title:	Trustee
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

IFS COATINGS, INC.

By:	/s/ Glynn Mason
Name:	Glynn Mason
Title:	President

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

MORTON R. BRANZBURG

By:	/s/ Morton R. Branzburg
Name:	Morton R. Branzburg

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	SHKH, LLC	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Stephen Hochschuler	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s
Name:	Stephen Hochschuler
(Print/Type Signatory’s Name)

Title:	Manager
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	WSHL II, Ltd.	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ William S. Harte	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s
Name:	William S. Harte
(Print/Type Signatory’s Name)

Title:	General Partner
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Brett Hogan
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Brett Hogan
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Marvin Belsky
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Marvin Belsky
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Paul Marc Belsky
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Paul Marc Belsky
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	The Ephraim Heller Separate Property Trust dated October 6, 2006	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Ephraim Heller	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Ephraim Heller
(Print/Type Signatory’s Name)

Title:	Trustee
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE REBECCA ELIZABETH HELLER TRUST

By:	/s/ David G. Chandler
Name:	David G. Chandler
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE JONAH HELLER TRUST

By:	/s/ David G. Chandler
Name:	David G. Chandler
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE BOAZ HELLER TRUST

By:	/s/ David G. Chandler
Name:	David G. Chandler
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

THE MARK FULLER TRUST

By:	/s/ Mark A. Fuller III
Name:	Mark A. Fuller III
Title:	Trustee

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Oliver A. Evans
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Oliver A. Evans
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Capital Partnership (ACG), L.P. By: Capital Partners (ACB), L.L.C. its general partner	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Jay H. Hebert	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Jay H. Hebert
(Print/Type Signatory’s Name)

Title:	Vice President
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Jay H. Hebert as Trustee of the Ann Chandler Bass 2010 Children’s Trust U/A/D 12-29-2010	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Jay H. Hebert	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Jay H. Hebert
(Print/Type Signatory’s Name)

Title:	Trustee
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

SKM PARTNERSHIP, LTD

By:	/s/ Scott Martin
Name:	Scott Martin
Title:	President

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Guy Levy
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Guy Levy
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:
(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	New Ground Ventures, LP	Name:
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:	/s/ Zachary Zeitlin	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s Name:	Zachary Zeitlin
(Print/Type Signatory’s Name)

Title:	Manager
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:		Name:	Carson Lee Randolph Yost (Separate)
	(Print/Type Precise Legal Name of Entity)		(Print/Type Precise Legal Name of Individual)

By:		By:	/s/ Carson Lee Randolph Yost
	(Sign Here)		(Sign Here)

Authorized Signatory’s
Name:	(Print/Type Signatory’s Name)

Title:
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Amended and Restated Investor Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR:

[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]		[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]

Name:	Goff Aeglea Holdings, LLC By: Goff Capital, Inc. Its: Manager	Name:
(Print/Type Precise Legal Name of Individual)

(Print/Type Precise Legal Name of Entity)

By:	/s/ John C. Goff	By:
	(Sign Here)		(Sign Here)

Authorized Signatory’s	John C. Goff
Name:	(Print/Type Signatory’s Name)

Title:	President
(Print/Type Signatory’s Title)

Address:		Address:

[Signature Page to Amended and Restated Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address of Investor
Lilly Ventures Fund I LLC

Novartis Bioventures Ltd.

The Board of Regents of the University of Texas System

Venrock Healthcare Capital Partners II, L.P.

VHCP Co-Investment Holdings II, LLC

Jennison Global Healthcare Master Fund, Ltd.

RA Capital Healthcare Fund, LP

ABG II-Aeglea Limited

Rock Springs Capital Master Fund LP

Cowen AB Investment LLC

OrbiMed Private Investments V, LP

Hornblower Capital Holdings, LLC

Hunter Family Trust

Stone Dock Investors

Sauder Property Company Ltd.

Woodpecker Pharma Holdings, LLC

Athon Family Investments, L.P.

Mark Barrett Plunkett

Martin D. Cohen

Christopher Kawaja, Trustee, Kawaja

IFS Coatings, Inc.

Morton R. Branzburg

SHKH, LLC

WSHL II, Ltd.

Brett Williams Hogan

A-1

Dr. Marvin Belsky

Dr. Paul Belsky

Ephraim Heller, Trustee, The Ephraim Heller Separate Property Trust dated October 6, 2006

David G. Chandler, Trustee, The Rebecca Elizabeth Heller Trust

David G. Chandler, Trustee, The Jonah Heller Trust

David G. Chandler, Trustee, The Boaz Heller Trust

Mark A. Fuller III Rev. Trust of 2007

Oliver Anthony Evans

Jay H. Hebert, as Trustee of the Anne Chandler Bass 2010 Children’s Trust U/A/D 12/29/2010

Capital Partnership (ACB), L.P.

SKM Partnership, Ltd

Guy Levy

New Ground Ventures, LP

Carson Lee Randolph Yost

Goff Aeglea Holdings, LLC

The O’Leary Family Investment Trust Brendan M. O’Leary, Trustee

Jonathan L. Sessler

Mary S. Newman

Self Directed IRA Services, Inc. Custodian, FBO: Charles N. York II, IRA #201419166

Charles N. York II

David G. Lowe & Ann M. Lowe, as Trustee of the Lowe Family Trust Dated December 11, 1991

Joseph E. Tyler

Kristin J. Hora Beach

A-2

Steven T. Weber

The Scott W. and Susan D. Rowlinson Joint Trust Agreement

Susan Alters and Daniel Abramovitch Joint Tenants with Rights of Survivorship

Zuke LLC

Louis C. Bock

The Freund/Grais Revocable Trust d/t/d March 29, 2005 John G. Freund, Trustee

KBI Biopharma, Inc.

A-3